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                                                                   EXHIBIT 10.46

         THIS AGREEMENT, dated as of January 26, 2001, is by and between Infogrames Interactive, Inc., a Delaware corporation, at an address of 50 Dunham Road, Beverly, Massachusetts 01915 ("I-Cubed"), and Infogrames, Inc., a Delaware corporation, at an address of 417 Fifth Avenue, New York, New York 10016 ("I-Squared").

                                   WITNESSTH:

         WHEREAS, I-Cubed is engaged in the business of developing interactive entertainment software, and I-Squared is in the business of publishing and distributing the same; and

         WHEREAS, I-CUBED desires to engage I-Squared in rendering certain services to I-Cubed and I-Squared desires to accept such engagement.

         NOW, THEREFORE, in consideration of the mutual obligations specified herein, the parties hereto agree to the following:

         1. SERVICES. Following the date hereof until this Agreement is terminated, which will occur upon 30 days written notice by either party, I-Squared will assist I-Cubed with on-going operational and managerial matters as requested by I-Cubed and as mutually agreed to by the parties, including, without limitation, performing inventory control, assisting with sale or lease of real property, overseeing performance of legal services (including, without limitation, litigation, trademark, corporate and licensing matters) and day-to-day protection of intellectual property, hiring and supervising employees and performing other human resources functions, providing technical support, assisting with finance and banking functions, assisting with negotiating and completing transactions with third-parties and/or affiliates, analyzing and determining business strategy, and otherwise monitoring and offering expertise in day-to-day corporate activities (collectively, the "Services").

         2. PAYMENT. In consideration of the Services referred to in paragraph 1 above, I-Cubed shall pay I-Squared a fee of two hundred fifty thousand dollars ($250,000.00) on a monthly basis, which payment will be made on or about the first business day of each calendar month.

         3. EXPENSES. Upon review and approval by I-Cubed, I-Cubed will reimburse I-Squared for all third party out-of-pocket expenses incurred by I-Squared on I-Cubed's behalf (e.g., third party legal fees and costs) in connection with the Services hereunder.

         4. INDEMNIFICATION. I-Cubed agrees to indemnify and hold harmless I-Squared and its directors, officers, shareholders, employees and agents from and against any and all losses, claims, damages, settlements, liabilities, costs and expenses (including, but not limited to, reasonable attorneys' fees and costs) of any kind or nature arising out of or related to I-Squared's engagement hereunder or the Services rendered by I-Squared to I-Cubed.

         5. GENERAL PROVISIONS.

                  (a) Notices. Any notices hereunder shall be in writing and shall be sent to each party at its address set forth above or to such other address as the addressee may designate in writing. Any notices shall be delivered personally, sent via certified or registered mail, return receipt requested, by reputable express courier with proof of delivery or by facsimile transmission, in which case a hardcopy is delivered within three (3) business days by one of the foregoing methods. Notices shall be deemed given on the day of receipt.
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         (b) Successors and Assigns. The rights of any party under this
Agreement shall not be assignable by such party hereto without the written consent of the other party hereto. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.

         (c) Entire Agreement; Amendments. This Agreement contains the entire understanding of the parties hereto with regard to the subject matter contained herein and supersedes all prior agreements, understandings or letters of intent between the parties hereto. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by the parties hereto.

         (d) Interpretation. Article, titles and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         (e) Severability. In the event that any provision in this Agreement will be subject to an interpretation under which it would be void or unenforceable, such provision will be construed so as to constitute it a valid and enforceable provision to the fullest extent possible, and in the event that it cannot be construed, it will, to that extent, be deemed deleted and separable from the other provisions of this Agreement, which will remain in full force and effect and will be construed to effectuate its purposes to the maximum legal extent.

         (f) Executed by Facsimile, Counterparts. This Agreement may be executed by facsimile transmission and/or in counterparts, each of which will be deemed an original agreement for all purposes and which collectively will constitute one and the same agreement.

         (g) Governing Law. This Agreement shall be interpreted under the laws of the State of New York applicable to contracts entered into and to be fully performed in such state.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                                INFOGRAMES, INC.



                                                By:
                                                    ----------------------------
                                                    Name:
                                                    Title:

                                                INFOGRAMES INTERACTIVE, INC.

                                                By:
                                                    ----------------------------
                                                    Name:
                                                    Title:

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